Exhibit 99.1

Everest Consolidator Acquisition Corporation Announces the Separate Trading of its Class A Common Stock and Warrants, Commencing January 14, 2022

January 11, 2022

NEWPORT BEACH, Calif. — (BUSINESS WIRE) — Everest Consolidator Acquisition Corporation (the “Company”) today announced that, commencing January 14, 2022, holders of the units sold in the Company’s initial public offering (the “Units”) may elect to separately trade the shares of Class A common stock and redeemable warrants included in the Units. The shares of Class A common stock and redeemable warrants that are separated will trade on the New York Stock Exchange (“NYSE”) under the ticker symbols “MNTN” and “MNTN WS,” respectively. Those Units not separated will continue to trade on NYSE under the ticker symbol “MNTN.U.” No fractional warrants will be issued upon separation of the Units and only whole warrants will trade. Holders of Units will need to have their brokers contact American Stock Transfer & Trust Company, the Company’s transfer agent, in order to separate the Units into shares of Class A common stock and redeemable warrants.

The Units were initially offered by the Company in an underwritten public offering. BofA Securities acted as the sole book-running manager for the offering.

A registration statement relating to these securities has been filed with the Securities and Exchange Commission (“SEC”) and became effective on November 23, 2021.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements.” Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and prospectus for the offering filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Investor Contacts:

Katherine Paulson

kpaulson@belayinvest.com

949-610-0835

Chris Sullivan

chris@macmillancom.com

212-473-4442